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                                    Exhibit F

Directors, Executive Officers and Controlling Shareholders of FSBI:

       Jesse T. Correll, Director, Executive Officer and Controlling Shareholder Randall L. Attkisson, Director and Executive Officer
       Jill M. Martin, Executive Officer
       Ward F. Correll, Director
       David S. Downey, Director
       Douglas P. Ditto, Director and Executive Officer
       John R. Ball, Director

Managers, Executive Officers and Controlling Persons of FSF:

       Jesse T. Correll, Manager, Executive Officer and Controlling Person Randall L. Attkisson, Manager and Executive Officer
       Jill M. Martin, Manager and Executive Officer
       Christopher Coldiron, Executive Officer
       Ward F. Correll, Manager
       David S. Downey, Manager
       Douglas P. Ditto, Manager and Executive Officer
       John R. Ball, Manager

Executive Officers, Members and Controlling Persons of FSH:

       Randall L. Attkisson, Executive Officer
       First Southern Funding, LLC, Member
       First Southern Bancorp, Inc., Member and Controlling Person

Managers of FSC:

       Jesse T. Correll, Manager
       Randall L.  Attkisson, Manager

Executive Officers and Members of FSI:

       Randall L. Attkisson, Executive Officer
       John Ball, Member
       Kathy Ball, Member
       William R. Clark, Member
       Tommy J. Davis, Member
       Dyscim, LLC, Member
       Joseph E. Hafley, Member
       Becky Taylor, Member
       Everett H. Taylor, Member

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       Becky Taylor Custodian for Matt Taylor, Member
       Michael Taylor, Member
       Margaret Taylor, Member
       Dennis Vaught, Member

General Partners of WCorrell, Limited Partnership:

       Jesse T. Correll, managing general partner
       Ward F. Correll, general partner

Directors, Executive Officers and Controlling Shareholders of CLS:

       Ward F. Correll, Director and controlling shareholder
       Leah D. Taylor, Executive Officer and Director
       Melinda Stogsdill, Executive Officer and Director

Managers, Members and Controlling Persons of Dyscim, LLC:

       Jesse T. Correll, sole manager, member and controlling person

         All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         The following table shows the business address and principal occupation(s) of the individuals identified above in this Exhibit:

Randall L. Attkisson      P. O. Box 328           Vice President, Treasurer
                          99 Lancaster Road       and Director of First
                          Stanford, KY  40484     Southern Bancorp, Inc.
                                                  (Bank holding company)

                          5250 South Sixth St.    President, Chief Operating
                          Springfield, Illinois   Officer and Director of United
                          62730                   Trust Group, Inc.
                                                  (Insurance holding company)

John Ball                 P.O. Box 628            Regional CEO & Director,
                          27 Public Square        First Southern National Bank
                          Lancaster, KY  40444    (Bank)


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Kathy Ball                5006 Lexington Road     Registered Nurse, Bryantsville
                          Lancaster, KY  40444    Clinic (Health Care Facility)

William R. Clark          P.O. Box 628            City CEO, First Southern
                          27 Public Square        National Bank
                          Lancaster KY  40444     (Bank)



Christopher Coldiron      P.O. Box 328            Vice President of First
                          99 Lancaster Street     Southern National Bank
                          Stanford, KY  40484     (Bank)

Jesse T. Correll          P.O. Box 328            President and Director of
                          99 Lancaster Street     First Southern Bancorp, Inc.
                          Stanford, KY  40484     (Bank holding company)


                          5250 South Sixth St.    Chairman, CEO and Director
                          Springfield, Illinois   of United Trust Group, Inc.
                                 62703            (Insurance holding company)


Ward F. Correll           P.O. Box 430            Controlling Shareholder,
                          150 Railroad Drive      Cumberland Lake Shell, Inc.
                          Somerset, KY  42502     (Gasoline wholesaler)


Tommy J. Davis            P.O. Box 295            Community CEO, First
                          102 West Main Street    Southern National Bank
                          Stanford, KY 40484      (Bank)


Douglas P. Ditto          P.O. Box 328            Senior Vice President of First
                          99 Lancaster Street     Southern Bancorp, Inc.
                          Stanford, KY  40484     (Bank holding company)

David S. Downey           P.O. Box 295            Regional CEO and Director,
                          102 W. Main Street      First Southern National Bank
                          Stanford, KY  40484     (Bank)

Joseph E. Hafley          P.O. Box 328            Loan Review Officer, First
                          99 Lancaster Street     Southern Bancorp, Inc.
                          Stanford, KY  40484     (Bank holding company)


Jill Martin               P.O. Box 328            Secretary, First Southern
                          99 Lancaster Street     Bancorp, Inc.
                          Stanford, KY  40484     (Bank Holding Company)





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Melinda Stogsdill         P.O. Box 420            Secretary, Director,
                          150 Railroad Drive      Cumberland Lake Shell, Inc.
                          Somerset, KY  42502     (Gasoline wholesaler)



Becky Taylor              3060 Harrodsburg Road   Vice President, First Southern
                          Lexington, KY  40503    National Bank (Bank)

Becky Taylor              3060 Harrodsburg Road   Vice President, First Southern
Custodian for Matt        Lexington, KY 40503     National Bank (Bank)
Taylor

Everett H. Taylor         1490 New Circle Road, NE Volvo Service Manager,
                          Lexington, KY 40509     Quantrell Cadillac
                                                  (Car Dealership)

Leah D. Taylor            P.O. Box 430            President, Director,
                          150 Railroad Drive      Cumberland Lake Shell, Inc.
                          Somerset, KY 42502      (Gasoline wholesaler)

Michael Taylor            P.O. Box 328            Loan Officer, First Southern
                          99 Lancaster Street     National Bank (Bank)
                          Stanford, KY 40484

Margaret Taylor           80 Lakeview Road        Homemaker
                          Stanford, KY 40484

Dennis Vaught             P.O. Box 725            Senior Vice President,
                          894 Richmond Plaza      First Southern National Bank
                          Richmond, KY 40475      (Bank)